EXHIBIT 11

CROWN FINANCIAL GROUP, INC.

(formerly M. H. MEYERSON & CO., INC.)

STATEMENT OF EARNINGS PER SHARE

YEAR ENDED JANUARY 31, 2002

Shares outstanding during the year ended January 31, 2002:

6,625,715 shares from February 1 to February 12	12 days	79,508,580
6,627,123 shares from February 13 to February 19	7 days	46,389,861
6,629,097 shares from February 20 to March 5	14 days	92,807,358
6,631,226 shares from March 6 to March 8	3 days	19,893,678
6,632,547 shares from March 9 to March 11	3 days	19,897,641
6,633,785 shares from March 12 to March 20	9 days	59,704,065
6,635,514 shares from March 21 to June 14	86 days	570,654,204
6,606,514 shares from June 15 to January 31, 2002	231 days	1,526,104,734
	365 days	2,414,960,121

2,414,960,121 shares divided by 365 days =6,616,329 weighted average shares outstanding. Loss for the year ended January 31, 2002 = $14,818,289. Basic loss per share = $2.24

YEAR ENDED JANUARY 31, 2003

Shares outstanding during the year ended January 31, 2003:

6,606,514 shares from February 1 to April 28	87 days	574,766,718
6,606,964 shares from April 29 to January 9, 2003	256 days	1,691,382,784
7,356,964 shares from January 10 to January 14	5 days	36,784,820
7,556,964 shares from January 15 to January 31	17 days	128,468,388
	365 days	2,431,402,710

2,430,402,710 shares divided by 365 days = 6,661,377 weighted average shares outstanding. Loss for the year ended January 31, 2003—$7,555,655. Basic loss per share = $1.13.

YEAR ENDED JANUARY 31, 2004

Shares outstanding during the year ended January 31, 2004:

7,556,964	shares from February 1 to February 17	17 days	128,468,388
7,668,075	shares from February 18 to February 18	1 day	7,668,075
7,806,963	shares from February 19 to February 19	1 day	7,806,963
7,810,487	shares from February 20 to February 20	1 day	7,810,487
7,938,264	shares from February 21 to February 23	3 days	23,814,792
7,938,912	shares from February 24 to February 25	2 days	15,877,824
7,939,021	shares from February 26 to February 28	3 days	23,817,063
7,939,390	shares from March 1 to March 2	2 days	15,878,780
8,145,165	shares from March 3 to March 3	1 day	8,145,165
8,146,076	shares from March 4 to March 4	1 day	8,146,076
8,146,447	shares from March 5 to March 16	12 days	97,757,364
8,150,211	shares from March 17 to March 30	14 days	114,102,954
8,450,830	shares from March 31 to March 31	1 day	8,450,830
8,568,108	shares from April 1 to April 1	1 day	8,568,108
8,579,597	shares from April 2 to April 2	1 day	8,579,597
8,732,930	shares from April 3 to April 3	1 day	8,732,930
8,782,930	shares from April 4 to April 6	3 days	26,348,790
8,792,930	shares from April 7 to April 8	2 days	17,585,860

8,796,170	shares from April 9 to April 23	15 days	131,942,550
8,801,382	shares from April 24 to April 27	4 days	35,205,528
8,805,250	shares from April 28 to April 30	3 days	26,415,750
8,805,250	shares from May 1 to May 7	7 days	61,636,750
8,807,753	shares from May 8 to May 8	1 day	8,807,753
8,808,243	shares from May 9 to May 13	5 days	44,041,215
8,809,368	shares from May 14 to May 15	2 days	17,618,736
9,191,034	shares from May 16 to May 20	5 days	45,955,170
9,257,700	shares from May 21 to May 21	1 day	9,257,700
9,524,366	shares from May 22 to May 22	1 day	9,524,366
9,534,366	shares from May 23 to May 26	4 days	38,137,464
9,675,353	shares from May 27 to May 27	1 day	9,675,353
9,675,670	shares from May 28 to May 28	1 day	9,675,670
9,692,973	shares from May 29 to May 29	1 day	9,692,973
9,693,574	shares from May 30 to June 1	3 days	29,080,722
9,694,608	shares from June 2 to June 5	4 days	38,778,432
9,700,798	shares from June 6 to June 9	4 days	38,803,192
9,744,538	shares from June 10 to June 10	1 day	9,744,538
9,844,538	shares from June 11 to June 15	5 days	49,222,690
9,867,038	shares from June 16 to June 19	4 days	39,468,152
9,867,777	shares from June 20 to June 22	3 days	29,603,331
9,867,822	shares from June 23 to June 23	1 day	9,867,822
9,868,118	shares from June 24 to June 24	1 day	9,868,118
9,890,618	shares from June 25 to June 29	5 days	49,453,090
9,890,984	shares from June 30 to July 2	3 days	29,672,952
9,892,918	shares from July 3 to July 7	5 days	49,464,590
9,893,775	shares from July 8 to July 8	1 day	9,893,775
9,894,997	shares from July 9 to July 9	1 day	9,894,997
9,895,595	shares from July 10 to July 13	4 days	39,582,380
9,899,194	shares from July 14 to July 14	1 day	9,899,194
9,900,694	shares from July 15 to July 16	2 days	19,801,388
9,901,606	shares from July 17 to July 22	6 days	59,409,636
9,902,277	shares from July 23 to July 31	9 days	89,120,493
9,908,546	shares from August 1 to August 3	3 days	29,725,638
9,915,904	shares from August 4 to August 4	1 day	9,915,904
9,916,220	shares from August 5 to August 5	1 day	9,916,220
9,918,898	shares from August 6 to August 6	1 day	9,918,898
9,920,897	shares from August 7 to August 18	12 days	119,050,764
9,921,666	shares from August 19 to August 19	1 day	9,921,666
9,921,957	shares from August 20 to August 24	5 days	49,609,785
9,922,868	shares from August 25 to August 27	3 days	29,768,604
9,923,246	shares from August 28 to September 1	5 days	49,616,230
9,923,661	shares from September 2 to September 2	1 day	9,923,661
9,924,144	shares from September 3 to September 5	3 days	29,772,432
9,924,307	shares from September 6 to September 15	10 days	99,243,070
9,927,235	shares from September 16 to September 16	1 day	9,927,235
9,927,565	shares from September 17 to September 21	5 days	49,637,825
9,928,585	shares from September 22 to September 25	4 days	39,714,340
9,930,769	shares from September 26 to September 28	3 days	29,792,307
9,934,169	shares from September 29 to September 29	1 day	9,934,169
9,934,362	shares from September 30 to October 9	10 days	99,343,620
10,025,687	shares from October 10 to October 15	6 days	60,154,122
10,026,102	shares from October 16 to October 19	4 days	40,104,408
10,055,088	shares from October 20 to October 23	4 days	40,220,352

10,056,625	shares from October 24 to October 29	6 days	60,339,750
10,423,463	shares from October 30 to October 31	2 days	20,846,926
10,423,463	shares from November 1 to November 16	16 days	166,775,408
10,530,759	shares from November 17 to November 20	4 days	42,123,036
10,821,809	shares from November 21 to November 30	10 days	108,218,090
10,893,238	shares from December 1 to December 9	9 days	98,039,142
10,993,238	shares from December 10 to December 11	2 days	21,986,476
11,300,381	shares from December 12 to January 6	26 days	293,809,906
11,312,881	shares from January 7 to January 20	14 days	158,380,334
11,398,595	shares from January 21 to January 28	8 days	91,188,760
11,425,333	shares from January 29 to January 31	3 days	34,275,999

		365 days	3,546,971,593

3,546,971,593 shares divided by 365 days = 9,717,730 weighted average shares outstanding. Loss for the year ended January 31, 2004—$5,180,386. Basic loss per share = $0.53.